                                    DECLARATION OF TRUST
                                             OF
                              OPPENHEIMER TRANSITION 2050 FUND

                              (a Massachusetts Business Trust)

                               Dated as of November 12, 2007

                                     TABLE OF CONTENTS

ARTICLE I - Name and Definitions

ARTICLE IV - Beneficial Interests; Shareholders

      Section 4.8 Action by Written Consent in Lieu of Meeting of Shareholders      7
      Section 4.9 Classes of Shares....................................7
      Section 4.10....................Disclosure of Shareholder Holdings      8
      Section 4.11...............................Access to Trust Records      8
      Section 4.12...............Communications with Shareholders...................      8

ARTICLE V - The Trustees

ARTICLE VI - Powers of Trustees

      Section 6.10.....................Effect of Trustees' Determination      14

ARTICLE VII - Service Providers
      Section 7.1 Investment Adviser and Administrators...............15
      Section 7.2 Underwriting; Transfer Agent; Shareholder Servicing Agent; Custodian    15
      Section 7.3 Parties to Contract.................................15
      Section 7.4 Further Authority of Trustees.......................15

ARTICLE VIII - Distributions; Redemptions; Determination of Net Asset Value
      Section 8.1 Distributions.......................................16
      Section 8.2 Redemption of Shares................................16
      Section 8.3 Redemption Price....................................16
      Section 8.4 Payment.............................................16
      Section 8.5 Redemption of Shareholder's Interest by Action of Trust.    17
      Section 8.6 Suspension of Right of Redemption...................17
      Section 8.7 Determination of Net Asset Value; Valuation of Portfolio Assets   18
      Section 8.8 Constant Net Asset Value............................18
      Section 8.9 Reserves............................................18
      Section 8.10............................Determination by Trustees.      18

ARTICLE IX - Limitation of Liability and Indemnification
      Section 9.1 No Personal Liability of and Indemnification of Shareholders      18
      Section 9.2 Limitation of Liability of Trustees and Others......19
      Section 9.3 Experts; No Bond or Surety..........................20
      Section 9.4 Liability of Third Persons Dealing with the Trust or Trustees     20

ARTICLE X - Termination; Mergers and Sale of Assets
      Section 10.1..................................Termination of Trust      25
      Section 10.2........................Sale of Assets; Reorganization      25
      Section 10.3................................Combination of Classes      26

ARTICLE XI - Amendments; Filings; Copies; Miscellaneous
      Section 11.1.............................Amendments to Declaration      26
      Section 11.2Filings; Copies of Declaration; Counterparts; Headings      26
      Section 11.3......................Trustees May Resolve Ambiguities      27
      Section 11.4..........Applicable Law; Forum Selection; Jury Waiver      27
      Section 11.5........Provisions in conflict with Law or Regulations      28
      Section 11.6..............................................Writings      28
SCHEDULE A............................................................29

                                            -28-

                                    DECLARATION OF TRUST
                                             OF
                              OPPENHEIMER TRANSITION 2050 FUND

      THIS DECLARATION OF TRUST is made as of this 12th day of November, 2007 by the
Trustees hereunder;

      NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets and properties, which the Trust may from time to time acquire in any manner, IN TRUST, and that they will manage and dispose of the same and manage the affairs and business of the Trust upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth.

                                         ARTICLE I

                                    NAME AND DEFINITIONS

      Section 1. Name. This Trust shall be known as "OPPENHEIMER TRANSITION 2050 FUND" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

      Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided, the following terms have the following respective meanings:

      (a) "By-Laws" means the By-Laws of the Trust referred to in Section 6.8 hereof, as from time to time amended.

      (b) "Class" means the one or more Shares (as defined below) of the Trust as may be established and designated as a Class from time to time by the Trustees pursuant to Section
4.9(c) hereof.

      (c) "Code" means the Internal Revenue Code of 1986 (or any successor statute), as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time.

      (d) "Commission" shall have the same meaning given to such term in the 1940 Act (as defined below).

      (e) "Declaration" means this Declaration of Trust as amended, supplemented or amended and restated from time to time. Reference in this Declaration of Trust to "Declaration,"
"hereof," "herein," and "hereunder" shall be deemed to refer to this Declaration rather than exclusively to the article or section in which such words appear.

      (f) "He," "Him" and "His" shall include the feminine and neuter, as well as the masculine, genders.

      (g) "Interested Person" shall have the same meaning given to such term in the 1940
Act (as defined below).

      (h) "1940 Act" refers to the Investment Company Act of 1940 (and any successor statute) and the rules thereunder, all as amended from time to time, as may apply to the
Trust or a Class thereof, including pursuant to any exemptive, interpretive or other relief or guidance issued by the Commission or the staff of the Commission under such Act.

      (i) "Outstanding Shares" means those Shares (as defined below) shown from time to time on the books of the Trust or its transfer agent as then issued and outstanding, but shall not include Shares which have been redeemed, repurchased, cancelled or terminated by the Trust.

      (j) "Person" means and includes natural persons, corporations, partnerships, limited partnerships, business trusts, limited liability partnerships, statutory trusts, limited liability companies, trusts, associations, joint ventures, estates, nominees and any other entity in its own or any representative capacity, whether or not legal entities, and governments and agencies and political subdivisions thereof, in each case whether domestic or foreign.

      (k) "Prospectus" means the prospectus and statement of additional information with respect to the Trust or one or more Classes thereof as the context shall require, as contained in the most recent effective registration statement filed with the Commission with respect to the Trust or one or more Classes thereof, as the same may be supplemented or modified from time to time in accordance with the requirements of the federal securities laws.

      (l) "Shareholder" means a record owner of Outstanding Shares.

      (m) "Shares" means the units of interest into which the beneficial interest in the
Trust shall be divided from time to time, including the Shares of any and all Classes which may be established and designated by the Trustees, and includes fractions of Shares as well as whole Shares.

      (n) "Trust" refers to the voluntary association with transferable shares established by this Declaration, as the same may be amended from time to time.

      (o) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust.

      (p) "Trustees" means, at any time, the person or persons who have signed this
Declaration and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with the provisions of Article V hereof, in each case if they shall at that time continue in office in accordance with the terms hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in his capacity or their capacities as Trustees hereunder.

                                         ARTICLE II

                                NATURE AND PURPOSE OF TRUST

      The Trust set forth in this instrument shall be deemed made in the Commonwealth of
Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth as a voluntary association with transferable shares (commonly known as a business trust) of the type referred to in Chapter
182 of the General Laws of the Commonwealth of Massachusetts. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general or a limited partnership, joint venture, corporation or joint stock company, nor shall the Trustees or
Shareholders or any of them for any purpose be deemed to be, or be treated in any way whatsoever as though they were, liable or responsible hereunder as partners or joint venturers. The purpose of the Trust is to engage in, operate and carry on the business of an open-end management investment company and to do any and all acts or things as are necessary, convenient, appropriate, incidental or customary in connection therewith and without limiting the foregoing or the other provisions hereof, the Trust may exercise all powers which are ordinarily exercised by a Massachusetts business trust.

                                        ARTICLE III

                       REGISTERED AGENT; PRINCIPAL PLACE OF BUSINESS

      The name of the registered agent of the Trust is CT Corporation System, at its office at 101 Federal Street in Boston, Massachusetts. The principal place of business of the
Trust is 6803 South Tucson Way, Centennial, Colorado. The Trustees may, without the approval of Shareholders, change the registered agent of the Trust and the principal place of business of the Trust.

                                         ARTICLE IV

                             BENEFICIAL INTERESTS; SHAREHOLDERS

      Section 4.1. Shares of Beneficial Interest.  The beneficial interest in the Trust shall be divided into such Shares of beneficial interest, of such Classes, and of such designations, with par values of $.001 per share, and with such rights, preferences, privileges, limitations, restrictions and such other relative terms as shall be determined by the Trustees, from time to time. The number of Shares is unlimited. The Trustees shall have full power and authority to take such action with respect to the Shares as the
Trustees may deem desirable.

      Section 4.2. Issuance of Shares.  (a) Shares may be issued from time to time to such
Persons (including, without limitation, any Trustee, officer, or agent of the Trust or any
Person in which a Trustee, officer or agent of the Trust has an interest) either for cash or for such other consideration (which may be in any one or more instances a certain specified consideration or certain specified considerations) and on such terms as the
Trustees, from time to time, may deem advisable, and the Trust may, in connection with an issuance of Shares, acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities), and all Shares so issued hereunder, including without limitation Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and non-assessable. Notwithstanding the foregoing, the Trust shall have the right to refuse to issue Shares to any Person at any time and without any reason therefor whatsoever.

      (b) The Trust may issue Shares in fractional denominations to the same extent as its whole Shares, and Shares in fractional denominations shall be Shares having, proportionately to the respective fractions represented thereby, all the rights of whole
Shares, including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon termination of the Trust.

      (c) Any Shares issued by the Trust which have been purchased, redeemed or otherwise reacquired by the Trust shall be retired automatically and shall have the status of unissued Shares.

      Section 4.3 Rights of Shareholders. The ownership of the Trust Property of every description and the right to conduct any business herein described is vested exclusively in the Trustees. The Shareholders shall have no right or title in or to the Trust Property or to call for any partition or division of any property, profits, rights or interests of the
Trust and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares. The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the continuance of the Trust shall neither operate to terminate the Trust nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but shall entitle such representative only to the rights of said Shareholder under this Declaration.
Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay, provided however that any sales loads or charges, redemption fees, account fees or any other fees or charges not prohibited as charges to
Shareholders under applicable law shall not be deemed to be an assessment for the purposes of this Declaration. The Shares shall be personal property giving only the rights specifically set forth in this Declaration. The holders of Shares shall not, as such holders, have any right to acquire, purchase or subscribe for any Shares or securities of the Trust that it may hereafter issue or sell, or have any preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine from time to time. Every Shareholder, by virtue of purchasing Shares and becoming a Shareholder, shall be held to have expressly assented and agreed to the terms of this Declaration and shall be bound thereby.

      Section 4.4. Ownership and Transfer of Shares; Small Accounts.  (a) The ownership and transfer of Shares shall be recorded on the books of the Trust or, if there is a transfer or similar agent with respect to such Shares, on the books and records of such transfer or similar agent with respect to such Shares, which records shall be maintained separately for each Class of the Trust. No certificates representing the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules or impose such restrictions as they consider necessary or appropriate for the issuance of Share certificates, transfer of Shares and similar matters. The record books of the Trust, as kept by the Trust or any transfer or similar agent of the Trust, shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each Shareholder. No Shareholder shall be entitled to receive any payment of a dividend or distribution, or to have notice given to him as provided herein or in the By-Laws, until he has provided such information as shall be required to the Trust or, as applicable, the Trust's transfer or similar agent with respect to his Shares.

      (b) In the event any certificates representing Outstanding Shares are at any time outstanding, the Trustees may at any time or from time to time determine that Shares shall no longer be represented by certificates, and in connection therewith, upon written notice to any Shareholder holding certificates representing Outstanding Shares, such certificates shall be cancelled, provided that such cancellation shall not affect the ownership by such
Shareholder of such Shares, and following such cancellation, ownership and transfer of such
Shares shall be recorded by book entry on the books of the Trust or its transfer or similar agent.

      (c) The Trustees may establish, from time to time, one or more minimum investment amounts for Shareholder accounts, which may differ within and among any Class, and may impose account fees on (which may be satisfied by involuntarily redeeming the requisite number of Shares in any such account in the amount of such fee), and/or require the involuntary redemption of Shares held in, those accounts the net asset value of which for any reason falls below such established minimum investment amounts, or may authorize the
Trust to convert any such Shares in such account to Shares of another Class, or take any other such action with respect to minimum investment amounts as may be deemed necessary or appropriate by the Trustees, in each case upon such terms as shall be established by the
Trustees.

      Section 4.5. Voting by Shareholders.  (a) Shareholders shall not have the power to vote on any matter except: (i) for the election or removal of Trustees to the extent and as provided in Article V hereof, and (ii) with respect to such additional matters relating to the Trust as may be required by law or as the Trustees may consider and determine necessary or desirable.

      (b) Each whole Share shall entitle the holder thereof to one vote as to any matter on which the holder in entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of
Trustees or on any other matter submitted to a vote of the Shareholders. Shares may be voted in person or by proxy. Until Shares of the Trust or any Class are issued, the
Trustees may exercise all rights of Shareholders of the Trust or such Class and may take any action required or permitted by law, this Declaration or the By-Laws of the Trust to be taken by Shareholders of the Trust or Class.

      (c) On any matter submitted to a vote of the Shareholders of the Trust, all Shares of all Classes then entitled to vote shall be voted together, except that (i) when required by the 1940 Act to be voted by an individual Class, Shares shall be voted by an individual
Class, and (ii) when the Trustees have determined that the matter affects only the interests of Shareholders of one or more Classes, only Shareholders of such one or more
Classes shall be entitled to vote thereon.

      Section 4.6. Meetings.  Meetings of the Shareholders of the Trust or of any one or
more Classes may be called and held from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. The Trustees may set in the By-Laws provisions relating to the calling and holding of meetings (including the holding of meetings by electronic or other similar means), notice of meetings, record dates, place of meetings, conduct of meetings, voting by proxy, postponement or adjournment of meetings and related matters.

      Section 4.7. Quorum and Action.  (a) The Trustees shall set forth in the By-Laws the quorum required for the transaction of business by the Shareholders at a meeting, which quorum shall in no event be less than the holders of thirty percent (30%) of the Shares entitled to vote at such meeting. If a quorum is present when a duly called and held meeting is convened, the Shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of Shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

      (b) The Shareholders shall take action by the affirmative vote of the holders of
Shares representing a majority, except in the case of the election of Trustees which shall only require a plurality, of votes cast at a meeting of Shareholders at which a quorum is present, except as may be otherwise required by applicable law or any provision of this
Declaration or the By-Laws.

      Section 4.8. Action by Written Consent in Lieu of Meeting of Shareholders.  Any
action required or permitted to be taken at a meeting of the Shareholders may be taken, if so directed by the Trustees, without a meeting by written action executed by Shareholders, as of a record date specified in accordance with the By-Laws, holding not less than the minimum number of Shares that would have been necessary to take the action at a meeting, assuming that all of the Shareholders entitled to vote on that action were present and voting at that meeting. The written action shall be effective when it has been executed by the requisite number of Shareholders and delivered to the Secretary of the Trust, unless a different effective time is provided in the written action. Such a consent may be executed and delivered by electronic means in accordance with any procedures that may be adopted by the Trustees from time to time.

      Section 4.9.  Classes of Shares.  The Trustees hereby establish the Classes as listed on Schedule A hereto. The Trustees may from time to time authorize the division of Shares of the Trust into additional Classes. The relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Class shall be established and designated by the Trustees and may be modified by the Trustees from time to time. All
Shares of a Class shall be identical with each other and with the Shares of each other
Class except for such variations between Classes as may be authorized by the Trustees from time to time and not prohibited by the 1940 Act, including, without limitation, as to qualifications for ownership, minimum purchase amounts, minimum account size, purchase price, fees and expenses, right of redemption, and the price, terms and manner of redemption, conversion and exchange rights and special and relative rights as to dividends and on liquidation. The number of authorized Shares of each Class and the number of Shares of each Class that may be issued shall be unlimited. The Trustees may divide or combine the issued Shares of any Class into a greater or lesser number; classify or reclassify any issued Shares of any Class into one or more Classes; combine two or more Classes into a single Class; terminate any one or more Classes of Shares; change the name or other designation of a Class; and take such other action with respect to the Classes as the
Trustees may deem desirable. To the extent necessary or appropriate to give effect to the preferences and special or relative rights and privileges or expenses or liabilities of any
Classes, the Trustees may allocate assets, liabilities, income and expenses of the Trust to a particular Class or apportion the same among two or more Classes. All references to
Shares in this Declaration shall be deemed to include references to Shares of any or all
Classes as the context may require.

      The establishment and designation of any Class of Shares shall be made either by the vote of a majority of the Trustees or upon the execution by a majority of the Trustees of an instrument, in each case setting forth such establishment and designation, the effective date of such establishment and establishment and designation and the relative rights, preferences, privileges, limitations, restrictions and other relative terms of such Class, whether directly in such resolution or instrument or by reference to one or more documents or instruments outside this Declaration and outside the resolutions, as the same may be in effect from time to time, including any Prospectus relating to such Class. Any such instrument executed by a majority of the Trustees, or, with respect to an establishment and designation made by vote of the Trustees, an instrument setting forth such resolutions and certified by either the Secretary or an Assistant Secretary of the Trust (in each case, a
"Designation"), shall further be filed in accordance with the provisions of Section 11.2 hereof. Additions or modifications to a Designation, including, without limitation any termination of an existing Class, shall made in the same manner as is permitted for the establishment and designation of such Class.

      Section 4.10. Disclosure of Shareholder Holdings. The holders of Shares or other securities of the Trust shall upon demand disclose to the Trust in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Code; to comply with the requirements of any other law or regulation; or as the Trustees may otherwise decide, and ownership of Shares may be disclosed by the Trust if so required by applicable law or as the Trustees may otherwise decide.

      Section 4.11. Access to Trust Records. Except to the extent otherwise required by law, Shareholders shall only have such right to inspect the records, documents, accounts and books of the Trust as may be granted from time to time by the Trustees.

      Section 4.12. Communications with Shareholders. Any notices, reports, statements, or communications with Shareholders of any kind required under this Declaration, including any such communications with Shareholders or their counsel or other representatives required under Section 9.8 hereof, or otherwise made by the Trust or its agents on behalf of the
Trust shall be governed by the provisions pertaining thereto in the By-Laws.

                                         ARTICLE V

                                        THE TRUSTEES

      Section 5.1. Management of the Trust.  The business and affairs of the Trust shall be managed under the direction of the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility, including, without limitation, those powers described more fully in Article VI hereof.

      Section 5.2. Qualification and Number.  Each Trustee shall be a natural person. A
Trustee need not be a citizen of the United States or a resident of the Commonwealth of
Massachusetts. By a majority vote or consent of the Trustees as may then be in office, the
Trustees may from time to time establish the number of Trustees. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to Section 5.4 hereof.

      Section 5.3. Term and Election.  Except as provided in Section 5.4 below, each
Trustee shall hold office until the next meeting of Shareholders called for the purpose of considering the election or re-election of such Trustee or of a successor to such Trustee, and until his successor, if any, is elected, qualified and serving as a Trustee hereunder.
Any Trustee vacancy may be filled by the affirmative vote or consent of a majority of the
Trustees then in office, except as prohibited by the 1940 Act, or, if for any reason there are no Trustees then in office, vacancies may be filled by the officers of the Trust elected pursuant to Section 6.2(b)(iii) hereof, or may be filled in any other manner permitted by the 1940 Act.

      Section 5.4. Resignation, Retirement and Removal.  Any Trustee may resign or retire as a Trustee by an instrument in writing signed by him and delivered or mailed to the
Chair, if any, the President or the Secretary, and such resignation or retirement shall be effective upon such delivery, or at a later date according to the terms of the instrument.
The Trustees may adopt policies from time to time relating to the terms of office and or retirement of the Trustees. Any Trustee who has who has become incapacitated by illness or injury as determined by a majority of the other Trustees or declared incompetent by a court of appropriate jurisdiction, may be retired by written instrument signed by a majority of the other Trustees. Except as aforesaid, any Trustee may be removed from office only (i) by action of at least two-thirds (2/3) of the voting power of the Outstanding Shares, or (ii)
by the action of at least two-thirds (2/3) of the remaining Trustees, specifying the date when such removal shall become effective. Except to the extent expressly provided in a written agreement to which the Trust is a party or in a written policy adopted by the
Trustees, no resigning or removed Trustee shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such resignation or removal.

      Section 5.5. Vacancies.  The death, resignation, retirement, removal, or incapacity of one or more of the Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, or the number of Trustees as fixed is reduced, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees, and during the period during which any such vacancy shall occur, only the Trustees then in office shall be counted for the purposes of the existence of a quorum or any action to be taken by such
Trustees.

      Section 5.6.  Ownership of Assets of the Trust. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as
Trustee hereunder by the Trustees or any successor Trustees. All right, title and interest in the assets of the Trust shall at all times be considered as automatically vested in the
Trustees as shall be from time to time in office. Upon the resignation, retirement, removal, incapacity or death of a Trustee, such Trustee shall automatically cease to have any right, title or interest in any of the Trust property, and the right, title and interest of such Trustee in the Trust property shall vest automatically in the remaining
Trustees. Such vesting and cessation of title shall be effective without the execution or delivery of any conveyance or other instrument. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof.

                                         ARTICLE VI

                                     POWERS OF TRUSTEES

      Section 6.1. General Powers. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust but with full powers of delegation, except as may otherwise be expressly prohibited by this Declaration. The
Trustees shall have the power to direct the business and affairs of the Trust and carry on the Trust's operations and maintain offices both within and outside the Commonwealth of
Massachusetts, and to do or authorize all such other things and execute or authorize the execution of all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust. With respect to any power or authority of the Trustees hereunder, whether stated or implied, the Trustees shall have all further powers and authority as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of any action authorized by the
Trustees. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. Without limiting the foregoing, the Trustees shall have power and authority to operate and carry on the business of an investment company and the Trustees shall exercise all the powers as are necessary, convenient, appropriate, incidental or customary in connection therewith and may exercise all powers which are ordinarily exercised by the trustees of a business trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid general powers. Such powers of the Trustees may be exercised without order of or resort to any court. Whenever in this Declaration the Trustees are given authority to act on behalf of the Trust or to direct, authorize or cause the Trust to take any action, such power and authority shall apply, mutatis mutandis, to any action of the Trust on behalf of any Class.

      Section 6.2.  Certain Specific Powers.  (a)  Investments. The Trustees shall not in any way be bound or limited by present or future laws, rules, regulations, or customs in regard to investments by fiduciaries, but shall have full authority and power to authorize the Trust to make, invest and reinvest in, to buy or otherwise acquire, to hold, for investment or otherwise, to borrow, to sell, terminate, exercise or otherwise dispose of, to lend or to pledge, to write, enter into, engage, trade or deal in any and all investments or investment strategies as they may deem proper at any time and from time to time to accomplish the purpose of the Trust. In furtherance of, and in no way limiting, the foregoing, the Trustees shall have power and authority to authorize the Trust:

            (i) to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or other assets;

            (ii) to hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form or either in the Trust's name or in the name of a custodian or a nominee or nominees;

            (iii) to exercise all rights, powers and privileges of ownership or interest in all securities and other assets included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such assets;

            (iv) to acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, tangible or intangible, including cash, securities, currencies, any commodities, and any interest therein;

            (v) to borrow money for any purpose and in this connection issue notes or other evidence of indebtedness;

            (vi) to secure borrowings by mortgaging, pledging or otherwise subjecting as security all or any portion of the Trust Property;

            (vii) to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person;

            (viii) to lend money or any other Trust Property;

            (ix) to aid by further investment any corporation, company, trust, association or firm, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trustees have any direct or indirect interest;

            (x) to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest;

            (xi) to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such corporation, company, trust, association or firm;

            (xii) to consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or property of which is held in the Trust;

            (xiii) to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or issuer;

            (xiv) to pay calls or subscriptions with respect to any security held in the
      Trust; and

            (xv) to join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper.

      (b)  Additional Powers. The Trustees shall have the power and authority on behalf of the Trust:

            (i) to employ, engage or contract with, or make payments to, such Persons as the Trustees may deem desirable for the transaction of the business of the Trust, including, without limitation, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member, whether as agents or independent contractors of the Trust, or as delegates of the Trustees, officers, or any other
      Person who may be involved with the management of the business affairs of the Trust, to have such titles, and such rights, powers and duties as the Trustees may determine from time to time, and to terminate any such employment, engagement or contract or other relationship;

            (ii) to authorize the Trust to enter into joint ventures, partnerships and any other combinations or associations;

            (iii) to elect and remove such officers as they consider appropriate;

            (iv) to authorize the Trust to indemnify any person with whom the Trust has dealings, including, without limitation, any investment adviser or sub-adviser, distributor, administrator or sub-administrator, custodian or sub-custodian, transfer agent or sub-transfer agent and selected dealers, to such extent as the Trustees shall determine;

            (v) to authorize the Trust to purchase, and pay for out of Trust Property, (A)
      insurance policies insuring the Shareholders, Trustees, officers, employees and any other Persons, including, without limitation, any agents, investment advisers, distributors, administrators, selected dealers or independent contractors of the
      Trust, against any or all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity whether or not the Trust would have the power to indemnify such Person against such liability,
      (B) insurance for the protection of Trust Property, (C) insurance as may be required by applicable law, or (D) such other insurance as the Trustees shall deem advisable, in each case as the Trustees shall determine;

            (vi) to authorize the Trust to establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any Trustees, officers, employees and agents of the Trust;

            (vii) to authorize the Trust to guarantee indebtedness or contractual obligations of others;

            (viii) to determine and change the fiscal year of the Trust and the method by which its accounts shall be kept;

            (ix) to adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust; and

            (x) to engage in any other lawful act or activity in connection with or incidental to any of the powers enumerated in this Declaration, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

      (c)  The foregoing enumeration of the powers and authority of the Trustees shall be read as broadly and liberally as possible, it being the intent of the foregoing in no way to limit the Trustees' powers and authority.

      Section 6.3. Issuance and Repurchase of Shares. The Trustees shall have the power to authorize the Trust to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and in any options, warrants or other rights to purchase Shares or any other interests in the Trust other than
Shares.

      Section 6.4.  Delegation; Committees. The Trustees shall have power to delegate from time to time to one or more of their number or to officers, employees or agents of the
Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient, except to the extent such delegation is prohibited by the 1940 Act.

      Without limiting the foregoing, and notwithstanding any provisions herein to the contrary, the Trustees may by resolution appoint committees consisting of one or more, or the whole number of, Trustees then in office and such other members as the Trustees shall approve, which committees may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committees were the acts of all the Trustees then in office.

      Section 6.5. Collection and Payment. The Trustees shall have the power to authorize the Trust or its agents to: collect all money or other property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, arbitrate, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any money or other property is owed to the Trust; and to enter into releases, agreements and other instruments; but the
Trustees shall have no liability for failing to authorize the Trust to do any of the foregoing.

      Section 6.6. Expenses. The Trustees shall have the power to authorize the Trust to incur and pay any expenses which, in the opinion of the Trustees, are necessary or incidental to carry out any of the purposes of this Declaration, to pay compensation from the funds of the Trust to themselves as Trustees and to reimburse themselves from the funds of the Trust for their expenses and disbursements. The Trustees shall fix the compensation of all officers, employees and Trustees.

      Section 6.7. Manner of Acting. Except as otherwise provided herein, under applicable law or in the By-Laws, any action to be taken or determination made by the Trustees may be taken or made by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of a majority of Trustees then in office. Any such action or determination may be made by reference to one or more documents or instruments or policies or procedures outside this Declaration and outside the resolutions of the Trustees. Except as set forth specifically in this Declaration, any action that may be taken by the Trustees may be taken by them in their sole discretion and without the vote or consent of Shareholders.

      Section 6.8. By-Laws. The Trustees may adopt By-Laws not inconsistent with this
Declaration to provide for the conduct of the business of the Trust and shall have the exclusive power to amend or repeal such By-Laws.

      Section 6.9. Principal Transactions. Except in transactions not permitted by the 1940
Act, the Trustees may authorize the Trust to buy any securities or other assets from or sell or lend any securities or other assets of the Trust to, any affiliate of the Trust or any account managed by an affiliate of the Trust, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser (or sub-adviser), distributor, administrator (or sub-administrator), custodian (or sub-custodian), transfer agent or (sub-transfer agent) or affiliate of the Trust or any account managed by an affiliate of the Trust.

      Section 6.10. Effect of Trustees' Determination. Any action taken or determination made by or pursuant to the direction of the Trustees in good faith and consistent with the provisions of this Declaration shall be final and conclusive and shall be binding upon the
Trust, every holder at any time of Shares and any other Person.

                                        ARTICLE VII

                                     SERVICE PROVIDERS

      Section 7.1. Investment Adviser and Administrator. The Trust may enter into contracts with one or more Persons, to act as investment adviser, investment sub-adviser, manager, administrator, sub-administrator or other agent, and as such to perform such functions as the Trustees may deem reasonable and proper, including, without limitation, investment advisory, management, research, valuation of assets, clerical and administrative functions, under such terms and conditions, and for such compensation, as the Trustees may deem advisable. The Trustees may also authorize any adviser or sub-adviser to employ one or more sub-advisers from time to time and any administrator to employ one or more sub-administrators from time to time, upon such terms and conditions as shall be approved by the Trustees.

      Section 7.2. Underwriter; Transfer Agent; Shareholder Servicing Agent; Custodian. The
Trust may enter into a contract or contracts with one or more Persons to act as underwriters, distributors or placement agents whereby the Trust may either agree to sell
Shares of the Trust or any Class to the other party or parties to the contract or appoint such other party or parties its sales agent or agents for such Shares and with such other provisions as the Trustees may deem reasonable and proper, and the Trust may from time to time enter into transfer agency, sub-transfer agency and/or shareholder servicing contract(s), in each case with such terms and conditions, and providing for such compensation, as the Trustees may deem advisable.

      All securities and cash of the Trust shall be held pursuant to a written contract or contracts with one or more custodians and subcustodians or shall otherwise be held in accordance with the 1940 Act.

      Section 7.3. Parties to Contract. Any contract of the character described in this
Article VII may be entered into with any Person, including, without limitation, the investment adviser, any investment sub-adviser or an affiliate of the investment adviser or sub-adviser, although one or more of the Trustees, officers, or Shareholders of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, or otherwise interested in such contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article VII or the By-Laws.
The same Person may be a party to more than one contract entered into pursuant to this
Article VII and any individual may be financially interested or otherwise affiliated with
Persons who are parties to any or all of the contracts mentioned in this Article VII.

      Section 7.4. Further Authority of Trustees. The authority of the Trustees hereunder to authorize the Trust to enter into contracts or other agreements or arrangements shall include the authority of the Trustees to modify, amend, waive any provision of, supplement, assign all or a portion of, novate, or terminate such contracts, agreements or arrangements. The enumeration of any specific contracts in this Article VII shall in no way be deemed to limit the power and authority of the Trustees as set forth in Section 6.2 hereof to authorize the Trust to employ, contract with or make payments to such Persons as the Trustees may deem desirable for the transaction of the business of the Trust.

                                        ARTICLE VIII

                DISTRIBUTIONS; REDEMPTIONS; DETERMINATION OF NET ASSET VALUE

      Section 8.1. Distributions. The Trustees may from time to time declare and authorize the payment of, or may prescribe and set forth in a duly adopted vote or votes of the
Trustees, the bases and time or frequency, which may be monthly or otherwise, for the declaration and payment of, such dividends and distributions on Shares of a particular
Class as they may deem necessary or desirable, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with good accounting practices. All dividends and distributions on Shares of a particular Class shall be distributed pro rata to the Shareholders of that Class in proportion to the number of Shares of that Class held by such Shareholders at the date and time of record for the payment of such dividends or distributions, subject to any variations with respect to Classes of Shares, if any, and in a manner consistent with the
1940 Act and the Code. Such distributions may be paid in cash and/or in securities or other property, and the composition of any such distribution shall be determined by the Trustees and may be different among Shareholders (including differences among Shareholders in the same Class).

      Section 8.2. Redemption of Shares. All shares of the Trust shall be redeemable, at the redemption price determined in the manner set out in this Declaration. The Trust shall redeem the Shares of the Trust or any Class thereof at the price determined as hereinafter set forth, at such offices or agencies and in accordance with such conditions, not inconsistent with the 1940 Act, regarding the redemption of Shares as may be described in the applicable Prospectus.

      Section 8.3. Redemption Price. Shares of each Class shall be redeemed at their net asset value determined as set forth in Section 8.7 hereof as of such time as the Trustees shall have theretofore prescribed, less such fees and/or charges, if any, as may be established by the Trustees from time to time.

      Section 8.4.  Payment. Payment of the redemption price of Shares of any Class shall be made in cash or in property or any combination thereof, and the composition of any such payment may be different among Shareholders (including differences among Shareholders in the same Class), at such time and in the manner as may be specified from time to time in the applicable Prospectus. In no event shall the Trust be liable for any delay of any other person in transferring securities or other property selected for delivery as all or part of any such payment.

      Section 8.5. Redemption of Shareholder's Interest By Action of Trust. Subject to the
provisions of the 1940 Act, the Trust may redeem some or all of the Shares of the Trust or one or more Classes held by any Shareholder for any reason and under terms set by the
Trustees, including by way of illustration, for the following reasons:

      (a) the value of such Shares held by such Shareholder being less than the minimum investment amount established from time to time by the Trustees;

      (b) the determination that direct or indirect ownership of Shares by any person has become concentrated in such Shareholder to any extent that would disqualify the Trust as a regulated investment company under the Code;

      (c) the failure of a Shareholder to supply a tax identification or other identification or if the Trust is unable to verify a Shareholder's identity,

      (d) the failure of a Shareholder to pay when due for the purchase of Shares issued to such Shareholder;

      (e) the failure of a Shareholder to meet or maintain the qualifications for ownership of a particular Class;

      (f)  the payment of account fees or other charges, expenses and/or fees as set by the
      Trustees, including without limitation any minimum investment amount fees permitted by Section 4.4 hereof;

      (g) the determination that ownership of Shares by a particular Shareholder is not in the best interests of the remaining Shareholders of the Trust or applicable Class;

      (h) the failure of a holder of Shares or other securities of the Trust to comply with a demand pursuant to Section 4.10 hereof;

      (i)  in connection with the termination of any Class; or

      (j) when the Trust is requested or compelled to do so by governmental authority or applicable law.

      Section 8.6. Suspension of Right of Redemption. Notwithstanding the foregoing, the
Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares to require the Trust to redeem Shares to the extent permissible under the 1940
Act.

      Section 8.7. Determination of Net Asset Value; Valuation of Portfolio Assets. The
Trustees may from time to time prescribe such bases and times for determining the per Share net asset value of the Shares of the Trust or any Class thereof and may prescribe or approve the procedures and methods for determining the value of portfolio assets as they may deem necessary or desirable.

      The Trust may suspend the determination of net asset value during any period when it may suspend the right of the holders of Shares to require the Trust to redeem Shares.

      Section 8.8. Constant Net Asset Value. If the Trust holds itself out as a money market or stable value fund, the Trustees shall have the power to reduce the number of
Outstanding Shares of the Trust by reducing the number of Shares in the account of each
Shareholder on a pro rata basis, or to take such other measures as are not prohibited by the 1940 Act, so as to maintain the net asset value per share of the Trust at a constant dollar amount.

      Section 8.9  Reserves. The Trustees may set apart, from time to time, out of any funds of the Trust or funds allocable to a Class thereof, a reserve or reserves for any proper purpose, and may abolish any such reserve.

      Section 8.10. Determination by Trustees. The Trustees may make any determinations they deem necessary with respect to the provisions of this Article VIII, including, but not limited to, the following matters: the amount of the assets, obligations, liabilities and expenses of the Trust; the amount of the net income of the Trust from dividends, capital gains, interest or other sources for any period and the amount of assets at any time legally available for the payment of dividends or distributions; which items are to be treated as income and which as capital; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof
(whether or not any obligation or liability for which such reserves or charges were created shall have been paid or discharged); the market value, or any other price to be applied in determining the market value, or the fair value, of any security or other asset owned or held by the Trust; the number of Shares of the Trust issued or issuable; the net asset value per Share; and any of the foregoing matters as it may pertain to any Class.

                                         ARTICLE IX

                        LIMITATION OF LIABILITY AND INDEMNIFICATION

      Section 9.1. No Personal Liability of and Indemnification of Shareholders. No
personal liability for any debt, liability or obligation or expense incurred by, contracted for, or otherwise existing with respect to, the Trust or any Class shall attach to any
Shareholder or former Shareholder of the Trust. In case any Shareholder or former
Shareholder of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust to be held harmless from and indemnified against all loss and expense arising from such liability; provided, however, there shall be no liability or obligation of the
Trust arising hereunder to reimburse any Shareholder for taxes paid by reason of such
Shareholder's ownership of any Shares or for losses suffered by reason of any changes in value of any Trust assets. The Trust shall, upon request by the Shareholder or former
Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

      Section 9.2. Limitation of Liability of Trustees and Others. (a) No Liability to
Third Parties. No person who is or has been a Trustee, officer, or employee of the Trust shall be subject to any personal liability whatsoever to any person, other than the Trust or its Shareholders, in connection with the affairs of the Trust; and all persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

      Every note, bond, contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or
Trustee and neither such Trustee or Trustees nor the Shareholders shall be personally liable thereon.

      All persons extending credit to, contracting with or having any claim against the
Trust shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefore.

      (b) Limitation of Liability to Trust and Shareholders. No person who is or has been a
Trustee, officer or employee of the Trust shall be liable to the Trust or to any
Shareholder, Trustee, officer, employee, or agent of the Trust for any action or failure to act (including without limitation the failure to compel in any way any former or acting
Trustee to redress any breach of trust) except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties involved in the conduct of the individual's office, and for nothing else and shall not be liable for errors of judgment or mistakes of fact or law.

      (c) No Liability for Acts of Others. Without limiting the foregoing limitations of liability contained in this Section 9.2, a Trustee shall not be responsible for or liable in any event for any neglect or wrongdoing of any officer, employee, investment adviser, sub-adviser, principal underwriter, custodian or other agent of the Trust, nor shall any
Trustee be responsible or liable for the act or omission of any other Trustee (or for the failure to compel in any way any former or acting Trustee to redress any breach of trust), except in the case of such Trustee's own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

      (d) Notice in Instruments. Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer on behalf of the
Trust shall give notice that this Declaration is on file with the Secretary of State of the
Commonwealth of Massachusetts, shall recite that the same was executed or made by or on behalf of the Trust by them as Trustees or as officers and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recitals as they or he or she may deem appropriate, but the omission thereof shall not operate to bind any Trustees or officers or Shareholders individually.

      Section 9.3.  Experts; No Bond or Surety. The Trustees may rely upon advice of counsel or other experts with respect to the meaning and operation of this Declaration and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent registered public accounting firm and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of any other party to any contract entered into hereunder. The appointment, designation or identification of a Trustee as chair of the Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee's rights or entitlement to indemnification or advancement of expenses. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

      Section 9.4. Liability of Third Persons Dealing with the Trust or Trustees. No person dealing with the Trust or the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trust or Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

      Section 9.5. Indemnification and Advancement of Expenses. Subject to the exceptions and limitations contained in this Section 9.5, every person who is, or has been, a Trustee, officer, or employee of the Trust, including persons who serve at the request of the Trust as directors, trustees, officers, employees or agents of another organization in which the
Trust has an interest as a shareholder, creditor or otherwise (hereinafter referred to as a
"Covered Person"), shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been such a Trustee, director, officer, employee or agent and against amounts paid or incurred by him in settlement thereof.

      No indemnification shall be provided hereunder to a Covered Person to the extent such indemnification is prohibited by applicable federal law, as such rights are determined by the Trustees or counsel to the Trustees.

      The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any
Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Subject to applicable federal law, expenses of preparation and presentation of a defense to any claim, action, suit or proceeding subject to a claim for indemnification under this Section 9.5 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 9.5.

      To the extent that any determination is required to be made as to whether a Covered
Person engaged in conduct for which indemnification is not provided as described herein, or as to whether there is reason to believe that a Covered Person ultimately will be found entitled to indemnification, the Person or Persons making the determination shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in such conduct and that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

      As used in this Section 9.5, the words "claim," "action," "suit" or "proceeding"
shall apply to all claims, demands, actions, suits, investigations, regulatory inquiries, proceedings or any other occurrence of a similar nature, whether actual or threatened and whether civil, criminal, administrative or other, including appeals, and the words
"liability" and "expenses" shall include without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

      Section 9.6. Further Indemnification. Nothing contained herein shall affect any rights to indemnification to which any Covered Person or other Person may be entitled by contract or otherwise under law or prevent the Trust from entering into any contract to provide indemnification to any Covered Person or other Person. Without limiting the foregoing, the Trust may, in connection with the acquisition of assets subject to liabilities pursuant to Section 4.2 hereof or a merger or consolidation pursuant to Section
10.2 hereof, assume the obligation to indemnify any Person including a Covered Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this Article IX.

      Section 9.7. Amendments and Modifications. Without limiting the provisions of Section
11.1(b) hereof, in no event will any amendment, modification or change to the provisions of this Declaration or the By-Laws adversely affect in any manner the rights of any Covered
Person to (a) indemnification under Section 9.5 hereof in connection with any proceeding in which such Covered Person becomes involved as a party or otherwise by virtue of being or having been a Trustee, officer or employee of the Trust or (b) any insurance payments under policies maintained by the Trust, in either case with respect to any act or omission of such Covered Person that occurred or is alleged to have occurred prior to the time such amendment, modification or change to this Declaration or the By-Laws.

      Section 9.8. Derivative Actions. (a) The purpose of this Section 9.8 is to protect the interests of the Trust and its Shareholders by establishing a process that will permit legitimate inquiries and claims to be made and considered while avoiding the time, expense, distraction and other harm that can be caused to the Trust and its Shareholders as a result of spurious shareholder demands and derivative actions.

      (b) No Shareholder may bring a derivative or similar action or proceeding in the right of the Trust or any Class to recover a judgment in its favor (a "derivative action")
unless each of the following conditions is met:

            (i) Each complaining Shareholder was a Shareholder of the Trust and of any
      Class on behalf of or in the right of which the derivative action is proposed to be brought (the "affected Class") at the time of the action or failure to act complained of, or acquired the Shares afterwards by operation of law from a Person who was a
      Shareholder at that time;

            (ii) Each complaining Shareholder was a Shareholder of the Trust and of any
      affected Class at the time the demand required by subparagraph (iii) below was made;

            (iii) Prior to the commencement of such derivative action, the complaining
      Shareholders have made a written demand on the Trustees requesting that the Trustees cause the Trust to file the action itself on behalf of the Trust or the affected
      Class (a "demand"), which demand (A) shall be executed by or on behalf of no less than five complaining Shareholders, each of which shall be unaffiliated and unrelated
      (by blood or by marriage) to any other complaining Shareholder executing such written demand and (B) shall include at least the following:

                  (1) a detailed description of the action or failure to act complained of, the facts upon which each such allegation is made and the reasonably estimated damages or other relief;

                  (2) a statement to the effect that the complaining Shareholders believe in good faith that they will fairly and adequately represent the interests of similarly situated Shareholders in enforcing the right of the Trust or the affected Class and an explanation of why the complaining Shareholders believe that to be the case;

                  (3) a certification that the requirements of sub-paragraphs (i) and (ii)
            of this paragraph (b) have been met, as well as information reasonably designed to allow the Trustees to verify that certification;

                  (4) a list of all other derivative or class actions in which any of the complaining Shareholders is or was a named plaintiff, the court in which such action was filed, the date of filing, the name of all counsel to any plaintiffs and the outcome or current status of such actions;

                  (5) a certification of the number of Shares of the Trust and each affected Class owned beneficially or of record by each complaining Shareholder at the time set forth in clauses (i), (ii) and (iii) of this subsection (b) and an undertaking that each complaining Shareholder will be a Shareholder of the
            Trust or the affected Class as of the commencement of and throughout the derivative action and will notify the Trust in writing of any sale, transfer or other disposition by any of the complaining Shareholders of any such Shares within three business days thereof; and

                  (6) an acknowledgment of the provisions of paragraphs (d) and (e) of this
            Section 9.8 below;

            (iv) Shareholders owning Shares representing at least five percent (5%) of the voting power of the Trust or the affected Class must join in bringing the derivative action; and

            (v) A copy of the proposed derivative complaint must be served on the Trust, assuming the requirements of sub-paragraphs (i) through (iv) above have already been met and the derivative action has not been barred in accordance with paragraph (c)(1)
      below.

      (c) Within 90 calendar days of the receipt of a Shareholder demand submitted in accordance with the requirements above, those Trustees who are independent for purposes of considering the demand (the "independent Trustees") will consider, with the assistance of counsel who may be retained by such Trustees on behalf and at the expense of the Trust, the merits of the claim and determine whether maintaining a suit would be in the best interests of the Trust or the affected Class, as applicable. If, during this 90-day period, those independent Trustees conclude that a determination as to the maintenance of a suit cannot reasonably be made within the 90-day period, those independent Trustees may extend the
90-day period by a period of time that the independent Trustees consider will be sufficient to permit them to make such a determination, not to exceed 60 calendar days from the end of the initial 90-day period (such 90-day period, as may be extended as provided hereunder, the "review period"). Notice of any such decision to extend the review period shall be sent in accordance with the provisions of Section 4.12 hereof to the complaining Shareholders, or, the Shareholders' counsel if represented by counsel, in writing within five business days of any decision to extend the period. Trustees who are not deemed to be Interested
Persons of the Trust are deemed independent for all purposes, including for the purpose of approving or dismissing a derivative action. A Trustee otherwise independent for purposes of considering the demand shall not be considered not to be independent solely by virtue of
(i) the fact that such Trustee receives remuneration for his service as a Trustee of the
Trust or as a trustee or director of one or more investment companies with the same or an affiliated investment adviser or underwriter, (ii) the amount of such remuneration, (iii)
the fact that such Trustee was identified in the demand as a potential defendant or witness, or (iv) the fact that the Trustee approved the act being challenged in the demand if the act resulted in no material personal benefit to the Trustee or, if the Trustee is also a Shareholder, no material personal benefit that is not shared pro rata with other
Shareholders.

            (1) If the demand has been properly made under paragraph (b) of this Section
      9.8, and a majority of the independent Trustees have considered the merits of the claim and have determined that maintaining a suit would not be in the best interests of the Trust or the affected Class, as applicable, the demand shall be rejected and the complaining Shareholders shall not be permitted to maintain a derivative action unless they first sustain the burden of proof to the court that the decision of the
      Trustees not to pursue the requested action was not a good faith exercise of their business judgment on behalf of the Trust. If upon such consideration a majority of the independent Trustees determine that such a suit should be maintained, then the appropriate officers of the Trust shall either cause the Trust to commence that suit and such suit shall proceed directly rather than derivatively, or permit the complaining Shareholders to proceed derivatively, provided however that any counsel representing the interests of the Trust or the affected Class shall be approved by the Trustees. The Trustees, or the appropriate officers of the Trust, shall inform the complaining Shareholders of any decision reached under this sub-paragraph (1) by sending in accordance with the provisions of Section 4.12 hereof written notice to each complaining Shareholder, or the Shareholder's counsel, if represented by counsel, within five business days of such decision having been reached.

            (2) If notice of a decision has not been sent to the complaining Shareholder or the Shareholder's counsel within the time permitted by paragraph (1) above, and sub-paragraphs (i) through (v) of paragraph (b) above have been complied with, the complaining Shareholders shall not be barred by this Declaration from commencing a derivative action.

      (d) A complaining Shareholder whose demand is rejected pursuant to paragraph (c)(1)
above shall be responsible for the costs and expenses (including attorney fees) incurred by the Trust in connection with the Trust's consideration of the demand if a court determines that the demand was made without reasonable cause or for an improper purpose. A Shareholder who commences or maintains a derivative action in violation of this Section 9.8 shall reimburse the Trust for the costs and expenses (including attorneys' fees) incurred by the
Trust in connection with the action if the action is dismissed on the basis of the failure to comply with this Section 9.8. If a court determines that any derivative action has been brought without reasonable cause or for an improper purpose, the costs and expenses
(including attorneys' fees) incurred by the Trust in connection with the action shall be borne by the Shareholders who commenced the action.

      (e) The Trust shall be responsible for payment of attorneys' fees and legal expenses incurred by a complaining Shareholder in any circumstances only if required by law. Any attorneys' fees so incurred by a complaining Shareholder that the Trust is obligated to pay on the basis of hourly rates shall be calculated using reasonable hourly rates.

                                         ARTICLE X

                          TERMINATION; MERGERS AND SALE OF ASSETS

      Section 10.1. Termination of Trust or Class. (a) Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust or any Class of the
Trust may be terminated at any time by the Trustees by written notice to the Shareholders of the Trust or such Class as the case may be.

      (b) Upon the requisite action of the Trustees to terminate the Trust or such Class, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, as may be determined by the Trustees, which may include the establishment of a liquidating trust or similar vehicle, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets of the Trust or assets of the Trust allocable to the particular Class thereof to distributable form in cash or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Shares of the Trust or such Class in the manner determined by the Trustees, provided that Shareholders of a particular Class shall be entitled to receive a pro rata share of the net assets of the Trust allocable to such Class only. Thereupon, the Trust or the affected Class shall terminate, and the Trustees and the
Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title, and interest of all parties with respect to the
Trust or such Class shall be canceled and discharged. The Trustees shall file or cause to be filed any instruments as may be required to be filed with the Commonwealth of
Massachusetts or any other governmental office where such filing may be required in connection with the termination of the Trust or any Class thereof.

      Section 10.2. Sale of Assets; Reorganization. The Trustees may authorize the Trust or any Class thereof to sell, lease, transfer, pledge, exchange, convey or dispose of all or substantially all of the Trust Property (or all or substantially all of the Trust Property allocated to such Class), including its good will, to any one or more business trusts or other business entities or series or classes thereof upon such terms and conditions and for such consideration (which may include the assumption of some or all of the outstanding obligations and liabilities, accrued or contingent, whether known or unknown, of the Trust or such Class). Without limiting the generality of the foregoing, this provision may be utilized to permit the Trust or any Class thereof to pursue its investment program through one or more subsidiary vehicles or to operate in a master-feeder or fund of funds structure.

      Section 10.3. Combination of Classes. The authority of the Trustees under this
Article X with respect to the merger, consolidation, sale of assets or reorganization of any Class of the Trust is in addition to the authority of the Trustees under Section 4.9 hereof to combine two or more Classes of the Trust into a single Class.

                                         ARTICLE XI

                             AMENDMENTS; FILINGS; MISCELLANEOUS

      Section 11.1. Amendments to Declaration. (a)  The Trustees may amend or otherwise supplement the Declaration by executing, or authorizing an officer of the Trust to execute on their behalf an amendment, a Declaration supplemental hereto or an amended and restated
Declaration, provided, however, that an amendment to any provision of Article V hereof shall require the vote of two-thirds (2/3) of the Trustees then in office.

      (b) Nothing contained in this Declaration shall permit the amendment of this
Declaration to impair the exemption from personal liability of any Person who is or has been a Shareholder, Trustee, officer, or employee of the Trust, or limit the rights to indemnification or insurance provided in Article IX with respect to actions or omissions of persons entitled to indemnification under such Article prior to such amendment.

      Section 11.2. Filings; Copies of Declaration; Counterparts; Headings. The original or a copy of this instrument and of each amendment and/or restatement hereto shall be kept in the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument, any amendment thereto, and any Designation executed in accordance with Section
4.9 hereof shall be filed by the Trustees with the Secretary of the Commonwealth of
Massachusetts, as well as any other governmental office where such filing may from time to time be required, provided, however, that the failure to so file will not invalidate this instrument, any properly authorized amendment hereto, or Designation. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments, restatements or Designations have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this instrument or of any such amendments, restatements or Designations. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.
Headings are placed herein for convenience of reference only, and in case of any conflict, the text of this instrument, rather than the headings, shall control.

      Section 11.3. Trustees May Resolve Ambiguities. The Trustees may construe any of the provisions of this Declaration insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the
Trustees in good faith shall be conclusive as to the meaning to be given to such provisions.

      Section 11.4. Applicable Law, Forum Selection, and Jury Waiver. (a) The Trust set
forth in this instrument is created under and is to be governed by and construed and administered according to the laws of the Commonwealth of Massachusetts, without reference to its conflicts of law rules, as a Massachusetts business trust, , and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers and privileges afforded to business trusts or actions that may be engaged in by business trusts, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

      (b) Notwithstanding the first sentence of Section 11.4(a) hereof, there shall not be applicable to the Trust, the Trustees, or this Declaration any provisions of the laws
(statutory or common) of the Commonwealth of Massachusetts (other than Chapter 182 of the
Massachusetts General Laws) or any other state pertaining to trusts, including by way of illustration and without limitation, laws that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust; (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property;
(iv) fees or other sums applicable to trustees, officers, agents or employees of a trust;
(v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets;
or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers or liabilities or authorities and powers of trustees, if such laws are inconsistent with the authorities and powers or limitation on liability of the Trustees set forth or referenced in this Declaration.

      (c) No provision of this Declaration shall be effective to require a waiver of compliance with any provision of the Securities Act of 1933, as amended, the Securities
Exchange Act of 1934, as amended or the 1940 Act, or of any valid rule, regulation or order of the Commission thereunder.

      (d) Any action commenced by a Shareholder, directly or derivatively, against the
Trust or a Class thereof, its Trustees or officers, shall be brought only in the U.S.
District Court for the Southern District of New York, or if such action may not be brought in that court, then such action shall be brought in NY state court (the "Chosen Courts").
The Trust, its Trustees and officers, and its Shareholders (a) waive any objection to venue in either Chosen Court and (b) waive any objection that either Chosen Court is an inconvenient forum.

      (e) In any action commenced by a Shareholder against the Trust or any Class thereof, its Trustees or officers, or as a derivative action on behalf of the Trust, or any Class thereof there shall be no right to a jury trial. THE RIGHT TO A TRIAL BY JURY IS EXPRESSLY
WAIVED TO THE FULLEST EXTENT PERMITTED BY LAW.

      Section 11.5. Provisions in Conflict with Law or Regulations. (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any such provision, in whole or in part, is in conflict with the 1940 Act, the regulated investment company provisions of the Code, and the regulations thereunder, or with other applicable laws and regulations, the conflicting provision, or the conflicting part or parts thereof, shall be deemed not to constitute a part of this Declaration;
provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

      (b) If any provision of this Declaration shall be held invalid or unenforceable, in whole or in part, in any jurisdiction, such invalidity or unenforceability shall attach only to such provision, or such part or parts thereof, in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

      Section 11.6. Writings. To the fullest extent permitted by applicable law, except as the Trustees may otherwise determine:

      (a) any requirements in this Declaration or in the By-Laws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees provided such form is capable of conversion into a written form within a reasonable time; and

      (b) any requirements in this Declaration or in the By-Laws that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees.

      IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have executed this instrument as of the date first written above.

 /s/ Phillip S. Gillespie                /s/ Taylor V. Edwards
  Phillip S. Gillespie                   Taylor V. Edwards

  /s/ Nancy S. Vann
  Nancy S. Vann

                                         SCHEDULE A
                                          Classes
                             (Effective as of November 9, 2007)

Class A
Class B
Class C
Class N
Class Y